Exhibit 21

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Hydratight Angola.	Angola
Actuant Australia Ltd.	Australia
Hydratight (Asia Pacific) Pty Ltd.	Australia
Jeyco Pty Ltd	Australia
Ricci Australia Holdings LLC.	Australia
TK Simplex Australia.	Australia
Hydratight Equipamentos e Servicos Ltda.	Brazil
Power Packer do Brazil	Brazil
Turotest Medidores Ltda	Brazil
Actuant Canada Corporation	Canada
Actuant Changchun Co. Ltd.	China
Actuant China Industries Co. Ltd.	China
Actuant China Ltd.	China
Actuant Shanghai Trading Co. Ltd.	China
Nielsen Hardware Corporation	Connecticut
Acme Electric LLC.	Delaware
Acme Electric Mexico Holdings I, Inc.	Delaware
Acme Electric Mexico Holdings II, Inc.	Delaware
Hydratight Operations, Inc.	Delaware
Versa Technologies, Inc.	Delaware
Actuant International Holdings, Inc.	Delaware
Precision Sure-Lock, Inc.	Delaware
Maxima Holding Company Inc.	Delaware
Maxima Technologies & Systems, LLC.	Delaware
Maxima Holdings Europe, Inc	Delaware
Sanlo, Inc	Delaware
The Cortland Companies, Inc	Delaware
Actuant Holdings, LLC	Delaware
ASCP Weasler Holdings, Inc.	Delaware
Weasler Engineering, Inc	Delaware
Weasler Engineering (Europe), Inc	Delaware
Actuant UK Holdings, LLC	Delaware
Hydratight FZ LLC	Dubai
CrossControl OY	Finland
Actuant France SAS	France
Hydratight SAS	France
Yvel S.A.	France
Actuant Europe Holdings SASU	France
Actuant France Holdings SASU	France
Mastervolt SARL	France
Convertible Power Systems GmbH	Germany
Enerpac GmbH	Germany
Hydratight Injectaseal Deutschland GmbH	Germany
Mastervolt GmbH	Germany
Actuant Global Sourcing, Ltd	Hong Kong
Actuant International Services, Ltd	Hong Kong
Mastervolt Asia Ltd	Hong Kong
Actuant Hungary Kft.	Hungary
ATU Hungary Holding Kft	Hungary
Weasler Engineering, Kft	Hungary

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Actuant Hungary Holdings Kft	Hungary
Actuant India Pvt Ltd	India
Enerpac Hydraulics Pvt Ltd	India
Engineered Solutions LP	Indiana
Enerpac SpA	Italy
Mastervolt International S.R.L	Italy
Applied Power Japan Ltd.	Japan
MT&S Europe, S.a.r.l	Luxembourg
CrossControl Sdn Bhd	Malaysia
Mastervolt Inc	Maryland
Acme Electric de Mexico S. De. R.L. de C.V.	Mexico
Acme Electric MFG de Mexico S. De. R.L. de C.V.	Mexico
Hydatight de Mexico S de RL de CV	Mexico
Servicios Acme de Mexico S. De. R.L. de C.V.	Mexico
Instrumentos Stewart Warner de Mexico S.A. de C.V.	Mexico
Actuant Europe CV	Netherlands
Actuant Finance CV	Netherlands
Applied Power Europa BV	Netherlands
ATU Benelux BV	Netherlands
Enerpac BV	Netherlands
Enerpac Haaksbergen BV	Netherlands
Enerpac Rosermound BV	Netherlands
Hydratight BV	Netherlands
Power Packer Europa BV	Netherlands
ATU Global Holdings BV	Netherlands
ATU Global Holdings II BV	Netherlands
ATU Global Holdings III BV	Netherlands
ATU Euro Finance BV	Netherlands
ATU Global Holdings CV	Netherlands
Weasler Engineering B.V	Netherlands
Mastervolt International Holding BV	Netherlands
Mastervolt International BV	Netherlands
Mastervolt BV	Netherlands
Enerpac Integrated Solutions B.V	Netherlands
Actuant Investments, Inc.	Nevada
Applied Power Investments II, Inc.	Nevada
BW Elliott Mfg. Co., LLC	New York
Actuant Electrical, Inc.	New York
BEP Marine Ltd.	New Zealand
Hydratight Norge AS	Norway
Selantic AS	Norway
Actuant LLC	Russia
Actuant Asia Pte. Ltd.	Singapore
Enerpac Asia Pte. Ltd.	Singapore
Hydratight Pte. Ltd.	Singapore
Enerpac Integrated Solutions Pte. Ltd	Singapore
Enerpac Africa (Pty) Ltd	South Africa
Actuant Korea Ltd.	South Korea
Power Packer Espana SA	Spain
Maxima Spain Holdings, S.L.	Spain
Maxima Technologies, S.L.	Spain
Enerpac Spain, S.L.	Spain

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Mastervolt SL	Spain
Actuant Holdings AB	Sweden
Crossco Investment AB	Sweden
CrossControl AB	Sweden
Enerpac Scandinavia AB	Sweden
PSL Holdings, Inc.	Texas
Hydratight Ltd.	Trinidad
Ergun Hidrolik Sanayi, VE	Turkey
Actuant International Ltd.	UK
Actuant Ltd.	UK
Energise IT Limited	UK
Enerpac Ltd.	UK
Hedley Purvis Group Ltd.	UK
Hedley Purvis Holdings Ltd.	UK
Hedley Purvis International Ltd.	UK
Hydratight Ltd.	UK
Hedley Purvis Ventures Ltd.	UK
Hydratight Operations, Ltd.	UK
Actuant Finance Ltd	UK
D.L. Ricci Ltd.	UK
Cortland Fibron BX Limited	UK
Cortland UK Holdings Limited	UK
Actuant Acquisitions Limited	UK
Mastervolt Ltd	UK
Enerpac Middle East FZE	United Arab Emirates
GB Tools and Supplies LLC	Wisconsin